Exhibit 99.2

CENTERPOINT ENERGY RESOURCES CORP.

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding

4.50% Senior Notes due 2021, Series A in Exchange for Registered	5.85% Senior Notes due 2041, Series A in Exchange for Registered
4.50% Senior Notes due 2021, Series B	5.85% Senior Notes due 2041, Series B

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of CenterPoint Energy Resources Corp. (the “Company”), and to tender outstanding 4.50% Senior Notes due 2021, Series A and 5.85% Senior Notes due 2041, Series A (collectively, the “Original Notes”) to The Bank of New York Mellon Trust Company, N.A., as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery” in the Company’s prospectus dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Original Notes of a series pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer for such series. Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Offer for each series of Original Notes will expire at 5:00 p.m., New York City time, on          , 2011, unless extended (the “Expiration Date”). Original Notes of a series tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

c/o Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
480 Washington Boulevard — 27th Floor
Jersey City, New Jersey 07310
Attn: David Mauer

By facsimile transmission (eligible institutions only):

(212) 815-3687

Confirm by telephone:

(212) 298-1915

Delivery of this instrument to an address other than as set forth above, or transmission via facsimile to a number other than as set forth above, will not constitute a valid delivery. The instructions accompanying this Notice of Guaranteed Delivery should be read carefully before the Notice of Guaranteed Delivery is completed.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, in accordance with its offer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes of a series set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery” and in Instruction 1 of the Letter of Transmittal.

The undersigned hereby tenders the Original Notes of the series listed below:

	Certificate Numbers(s)	Aggregate	Aggregate
	(if known) of Original Notes	Principal	Principal
Title of	or Account Number at	Amount	Amount
Series	The Depository Trust Company	Represented	Tendered
4.50% Senior Notes due 2021, Series A

5.85% Senior Notes due 2041, Series A

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holders(s)	Signature(s) of Registered Holder(s) or Authorized Signatory(ies)

Address(es)

Area Code and Telephone Number(s)	Dated

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as the name(s) of such person(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Original Notes of the series tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Original Notes — Book-Entry Transfer” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the date of the execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Include Zip Code)
Title:
(Please Type or Print)
Area Code and Telephone Number:

Date: , 2011

Do not send Original Notes with this form. Actual surrender of Original Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent’s message and notice of guaranteed delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Original Notes of a series must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer for that series. Delivery of this Notice of Guaranteed Delivery may be made by facsimile transmission, mail, hand or overnight courier. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name(s) of the participant shown on the DTC’s security position listing.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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